                                                                       EXHIBIT 3

                  AMERICAN FIDELITY VARIABLE ANNUITY FUND A

                         CORPORATE CUSTODIAL AGREEMENT

            --------------------------------------------------------


                                   ARTICLE I

                       CREATION OF CUSTODIAL RELATIONSHIP


          1.01 AMERICAN FIDELITY VARIABLE ANNUITY FUND A (hereinafter referred to as "Principal"), wishes to provide for the safekeeping of certain assets of Principal, including certified securities and uncertified securities as defined in paragraphs (a) and (b) of subsection (1) of 12A O.S. Section 8-102 and by federal laws and regulations (hereinafter collectively referred to as "Securities"), cash and short-term liquid investments, and other assets (hereinafter referred to as the "Account"). Principal hereby appoints BANK OF OKLAHOMA, N.A., custodian (hereinafter referred to as "Custodian") of the Account.


                                   ARTICLE II

                        AUTHORIZED PERSONS OF PRINCIPAL


          2.01 Principal shall, from time to time, authorize and terminate the authority of individuals empowered to act on behalf of Principal with respect to the Account by appropriate resolutions of Principal's Board of Directors or by other forms of authorization acceptable to Custodian. Principal shall designate such individuals as "Authorized Employees" or "Authorized Signatories" for the purposes specified herein. Principal hereby warrants that all persons so designated shall have authority to act for Principal as further provided in this Agreement. Attached hereto as Exhibit "A" and Exhibit "B" of this Agreement are individuals currently designated as Authorized Employees and Authorized Signatories, respectively.

         2.02 Principal may, from time to time, authorize and terminate the authority of advisors or sub-advisors empowered to act on behalf of Principal with respect to buy and sell decisions from and to the Account by appropriate resolutions of Principal's Board of Directors or by other forms of authorization acceptable to Custodian. Principal shall designate such advisors or subadvisors as "Authorized Advisors" for the purposes specified herein. Principal hereby warrants that all persons so designated shall have


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
authority to act for Principal in buy and sell decisions, subject to limitations provided in Paragraph 7.03 of this Agreement. Attached hereof as Exhibit "C" of this Agreement are entities currently designated as Authorized Advisors.

                                  ARTICLE III

                           SAFEKEEPING OF SECURITIES


          3.01 Custodian shall in all instances maintain the Securities in accordance with governing law, including, but not limited to, the Oklahoma Insurance Code, as amended from time to time. Custodian, in its discretion, shall maintain Securities in safe-keeping on Custodian's premises, or in a recognized clearing corporation, or in the Federal Reserve book-entry system subject to the following provisions:

         A. Certified Securities held by the Custodian shall be held either separate from the Securities of the Custodian and of all of its other customers or in a fungible bulk of Securities as part of a Filing of Securities by Issue (FOSBI) arrangement;

         B. Securities held in a fungible bulk by the Custodian and Securities in a clearing corporation or in the Federal Reserve book-entry system shall be separately identified on the Custodian's official records as being owned by the Principal. Said records shall identify which Securities are held by the Custodian or by its agent and which Securities are in a clearing corporation or in the Federal Reserve book-entry system. If the Securities are in a clearing corporation or in the Federal Reserve book-entry system, said records shall also identify where the Securities are and, if in a clearing corporation, the name of the clearing corporation and, if through an agent, the name of the agent;

         C. All Securities that are registered shall be registered in the name of the Principal or in the name of a nominee of the Principal or in the name of the Custodian or its nominee or, if in a clearing corporation, in the name of the clearing corporation or its nominee.


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                                   ARTICLE IV

                    ACCOUNT CASH AND SHORT-TERM INVESTMENTS


          4.01 Custodian shall establish for Principal separate income and Principal cash accounts which shall be invested in such short-term investment media (such as money market funds, Custodian's deposit accounts, master notes, registered mutual funds and the like) as agreed to from time to time by Principal and Custodian. In the event that cash available in such cash accounts is insufficient to enable Custodian to execute any instruction made by Principal under this Agreement, Custodian in its sole discretion may treat the instruction as null and void without any liability for doing so; provided, however, that Custodian shall promptly orally notify Principal of such insufficiency and shall confirm such notification by writing mailed within five
(5) business days.


                                   ARTICLE V

                          SAFEKEEPING OF OTHER ASSETS


          5.01 Custodian shall maintain assets of the Account other than Securities, cash and short-term investments in safekeeping on Custodian's premises subject to such additional agreements as Principal and Custodian shall make from time to time.


                                   ARTICLE VI

                         ACCESS TO ACCOUNT BY PRINCIPAL
                      AND PERSONS AUTHORIZED BY PRINCIPAL


          6.01 Custodian shall permit access, during Custodian's regular business hours, to assets of the Account held on Custodian's premises and to Custodian's official records regarding the Account, by persons authorized by Principal as further provided herein. Access shall be granted only to persons authorized in writing by two (2) Authorized Signatories of Principal. Access shall be granted only to two (2) or more persons so authorized, who shall be accompanied by an employee of Custodian during the period of access.


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                                  ARTICLE VII

                            DEPOSITS AND WITHDRAWALS


          7.01 WRITTEN INSTRUCTION OF PRINCIPAL. Principal may, from time to time, instruct Custodian to effect deposits of assets to the Account and withdrawals of assets from the Account (including transfers to third persons), by written instructions signed by at least two (2) Authorized Signatories. Such instructions, at the minimum, shall state (a) the date of the deposit or withdrawal; (b) the description or amount of the assets to be deposited or withdrawn; and (c) the identity of the person to whom the assets are to be transferred, or from whom they are to be received, as the case may be. Such instructions shall be presented in duplicate to the Custodian, who shall note thereon the time of receipt and shall mail one (1) copy to Principal within two (2) business days, to serve as a confirmation of receipt of such instructions. Custodian shall preserve the other copy (in the original or by microfilm) for not less than five (5) years.

          7.02 ORAL INSTRUCTION OF PRINCIPAL. Principal may, from time to time, instruct Custodian to effect a deposit of assets to the Account, or a withdrawal of assets from the Account for transfer (including purchase, sale, or exchange transactions) solely to or for Principal's account at a federally insured depository institution or a recognized securities broker, upon oral instructions of any Authorized Employee. Principal shall confirm such deposit or withdrawal by written confirmation mailed to Custodian within two (2) business days of the withdrawal. Custodian shall preserve a copy of such confirmation (in the original or by microfilm) for not less than five (5) years.

         7.03 INSTRUCTIONS FROM AUTHORIZED ADVISOR. Custodian shall be authorized to act in response to instructions given by any Authorized Advisor as to buy/sell decisions regarding the Account, provided that, in connection with any buy/sell transaction, Custodian shall release cash from the Account only upon receipt of purchased securities, and shall release securities only upon receipt of funds in payment.

          7.04 NON-DISCRETIONARY DEPOSITS AND WITHDRAWALS. Custodian is authorized, as provided further herein, to effect deposits of assets to the Account, and withdrawals of assets from the Account (including transfers to third persons) which are of a routine or ministerial nature not requiring the exercise of discretion, as further described herein. Custodian shall notify Principal of any such deposit or withdrawal by written notification or account statement.

         A. INCOME, INTEREST, DIVIDENDS, ETC. Custodian shall deposit to the Account any assets (such as stock dividends) received as income, interest, dividends, distributions and the like, respecting assets held


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                 in the Account.  Custodian shall promptly notify principal of any such amounts due but not paid and on or before the "Ex" date of stocks. In addition, Custodian or its agent shall timely file all the necessary forms with the appropriate foreign governments, or agencies thereof, in order to minimize the taxes or withholding taxes on dividend, interest or other income from Principal's investment in foreign issues of stock or bonds held by Custodian or agent thereof. Custodian or its agent shall also timely file the necessary forms with the appropriate foreign governments, or agencies thereof in order to obtain all dividend withholding tax rebates allowable under the current tax treaties with the United States, or in the absence of a tax treaty, the minimum permitted by the laws of the respective foreign government of the issuer.

         B. EXPENSES. Custodian shall charge the Account for all expenses incurred in carrying out Principal's instructions (including, but not limited to, brokerage commissions, wire charges, postage, etc.) and for Custodian's fees.

         C. MATURITY, CALLS, MANDATORY REDEMPTIONS AND EXCHANGES, ETC. Custodian is authorized to surrender assets upon maturity and in other situations where such transfer is mandatory. Should any Securities held in any central depository or in bulk by Custodian be called for partial redemption by the issuer, Custodian is authorized in its sole discretion to allot (or consent to the allotment of) the called portion to the respective holders in any manner deemed by the Custodian to be fair and equitable. Custodian shall deposit the proceeds of any such transaction to the Account.

         D. FRACTIONAL SHARES. Custodian is authorized to sell any fractional shares received as a result of a stock split or stock dividend affecting Securities. Custodian shall deposit the proceeds of any such transaction to the Account.

          7.05  CUSTODIAN'S CONFIRMATION OF DEPOSITS AND WITHDRAWALS.
Custodian shall send written confirmation to Principal of all deposits of assets to the Account and all withdrawals of assets from the Account (including purchase, sale or exchange transactions) within two (2) business days of each respective deposit or withdrawal.

          7.06 WITHDRAWALS REQUIRING INSURANCE COMMISSIONER APPROVAL. Securities used to meet the deposit requirements set forth in the Oklahoma Insurance Code (36 O.S. Section 101 et seq.) (the "Code") shall, to the extent required by the Code, be under the


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control of the Insurance Commissioner of the State of Oklahoma or his
authorized representative (hereinafter collectively referred to as the "Commissioner"), and shall not be withdrawn by the Principal without the approval of the Commissioner.

                                  ARTICLE VIII

                               CUSTODIAN'S DUTIES


          8.01 Custodian's duties with respect to the Account are intended to be ministerial only, and Custodian may rely upon, and shall not be liable for the propriety, prudence, or correctness of, any instruction made by Principal in accordance with this Agreement. Custodian further agrees that it shall have no ownership interest in the Account or any assets or Securities or funds which comprise the Account, or earnings received by it from any Securities or assets held in the Account, nor does the Custodian have any right of offset or other means of exercising any ownership interest over the Account and Securities, except and only in its capacity as Custodian and a Bailee for the benefit of the Principal. Custodian shall forward to Principal or Authorized Advisor if applicable all prospectuses, proxies, official reports, notices and other materials concerning discretionary management of assets which are received by Custodian as holder of such assets. Custodian shall not vote proxies, act on tender offers, or perform other discretionary acts not specifically authorized by this Agreement without specific instructions from Principal or Authorized Advisor. Custodian shall be entitled to request instructions from Principal concerning any matter involving the Account, and Principal agrees to promptly respond to any such request.


                                   ARTICLE IX

                                 RECORD KEEPING


          9.01 Custodian agrees to cooperate with Principal in maintaining records and supplying reports to Principal, as reasonably needed by Principal in order to meet Principal's accounting, reporting and regulatory obligations, including the following obligations:

         A.      The Custodian and its agents shall be required to send to the
                 Principal:

                 (1) On the first business day of each month a report of all the transactions in the Account


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                          during the preceding month and the listing of all
                          assets held in the Account at the end of the preceding month.

                 (2) all reports which they receive from a clearing corporation or the Federal Reserve book-entry system on their respective systems of internal accounting control; and

                 (3) any reports prepared by outside auditors on the Custodian's or its agents' internal accounting control of Securities that the Principal may reasonably request.

         B. The Custodian shall maintain records sufficient to determine and verify information relating to Securities that may be reported in the Principal's annual statement and supporting schedules and information required in any audit of the financial statements of the Principal.

         C. The Custodian shall provide, upon written request from any of the Authorized Signatories of the Principal, the appropriate affidavits, substantially in the form provided in Exhibits "D", "E" and "F", attached hereto, and made a part hereof, with respect to the Securities.


                                   ARTICLE X

                           LIABILITY FOR SAFEKEEPING


         10.01 Custodian shall be responsible only for assets actually received by it hereunder. Custodian shall indemnify Principal for any loss of Securities occasioned by the negligence or dishonesty of the Custodian's officers and employees, or burglary, robbery, holdup, theft or mysterious disappearance, including any loss by damage or destruction. Custodian shall not be liable in any manner for loss occasioned by failure of Principal or its officers or employees to comply with this Agreement, by negligence or dishonesty of Principal or its officers or employees. Custodian will not be liable for any failure to take any action required to be taken under the Agreement in the event and to the extent that the taking of such action is prevented or delayed by war (whether declared or not and including existing wars), revolution, insurrection, riot, civil


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commotion, or act of God, accident, fire, explosion, stoppage of labor, strikes or other differences with employees, laws, regulations, orders or other acts of any governmental authority or any other cause whatever beyond its reasonable control. In the event that there is a loss of Securities, Custodian shall promptly replace the Securities or the value thereof, and the value of any loss of rights or privileges resulting from said loss of Securities. In the event that Custodian obtains entry in a clearing corporation or in the Federal
Reserve book-entry system through an agent, Custodian shall agree with such agent that the agent shall be subject to the same liability for loss of Securities as Custodian. Custodian's responsibility for any asset shall be terminated upon compliance with Principal's instructions regarding withdrawal, in compliance with procedures established under this Agreement.


                                   ARTICLE XI

                                 MISCELLANEOUS


         11.01 WARRANTY. Principal warrants that it has authority to enter into this Agreement and that it has title to and authority to deliver any property which will be delivered to Custodian, and that all instructions provided to Custodian hereunder will be within Principal's authority.

         11.02 FEES. Custodian's charges for services provided hereunder shall be such reasonable compensation as is mutually agreed upon from time to time by Principal and Custodian.

         11.03 GOVERNING LAW - TERMINATION. This Agreement shall be governed by the laws of the State of Oklahoma and may be terminated by either party upon sixty (60) days written notice. Custodian's fees shall be prorated to the termination date.

         11.04 SEVERABILITY. In the event that any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall be construed to be valid and enforceable nonetheless.

         11.05 CAPTIONS. Captions employed in this Agreement are for ease of reference only and shall not be employed in determining the meaning of any provision.

         11.06 NOTICE. Except where otherwise more specifically provided herein, notice shall be made in writing by delivery or mail as follows:


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                                  If to Principal:

                                  American Fidelity Variable Annuity Fund A
                                  Attention: Investment Department
                                  2000 Classen Center
                                  P.O. Box 25523
                                  Oklahoma City, Oklahoma 73125

                                  If to Custodian:

                                  Attention: Ellen D. Fleming
                                  Bank of Oklahoma, N.A.
                                  6307 Waterford Boulevard, Suite 100
                                  Oklahoma City, Oklahoma 73118

         IN WITNESS WHEREOF, the parties hereby cause their names to be signed herein and their seals to be affixed and duly attested by their duly authorized officers, this 30th day of April, 1997.


                                          "PRINCIPAL"

                                          AMERICAN FIDELITY VARIABLE ANNUITY
                                          FUND A
ATTEST:                                   By: American Fidelity
                                              Assurance Company



  STEPHEN P. GARRETT                      By:        JOHN W. REX
-----------------------------                ----------------------------------
Stephen P. Garrett, Secretary                  John W. Rex, President



                                          "CUSTODIAN"

ATTEST:                                   BANK OF OKLAHOMA, N.A.


   TERRY [NOT READABLE]                   By:        ELLEN D. FLEMING
----------------------------                 ----------------------------------
Assistant Cashier                              Ellen D. Fleming, Senior Vice
                                               President & Senior Trust Officer




                                      9
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                                  EXHIBIT "A"


                              AUTHORIZED EMPLOYEES



           NAME                                      TITLE
           ----                                      -----
     Daniel D. Adams, Jr.                    Vice President

     Judy A. Clancy                          Vice President

     Mark A. Hayton                          Assistant Vice President

     Debbie Ray                              Investment Administrator

     Tracy Bain                              Investment Administration Asst.

     Jan Loman                               Senior Executive Assistant




                                       10
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                                  EXHIBIT "B"


                             AUTHORIZED SIGNATORIES



     NAME                                                 SIGNATURE
     ----                                                 ---------
     Daniel D. Adams, Jr.
                                               ----------------------------
     Jo Ann Anderson
                                               ----------------------------
     William M. Cameron
                                               ----------------------------
     David R. Carpenter
                                               ----------------------------
     William E. Durrett
                                               ----------------------------
     Lucy K. Fritts
                                               ----------------------------
     Stephen P. Garrett
                                               ----------------------------
     Kenneth D. Klehm
                                               ----------------------------
     John W. Rex
                                               ----------------------------
     M. Kathryn Self
                                               ----------------------------



                                     11
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                                  EXHIBIT "C"


                              AUTHORIZED ADVISORS



Lawrence Kelly & Associates
200 S. LosRobles Suite 510
Pasadena CA  91101
(818) 449-9500


Todd Investment Advisors
3160 National City Tower
Louisville KY  40202
(502) 585-3121


                                     12
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                                  EXHIBIT "D"


                                     FORM A

                              CUSTODIAN AFFIDAVIT

                            -----------------------



STATE OF OKLAHOMA         )
                          )    SS.
COUNTY OF OKLAHOMA        )


         ________________________________, being duly sworn deposes and says that he is _________________________________ of BANK OF OKLAHOMA, N.A.,, a
banking corporation organized under and pursuant to the laws of the _________________________ with the principal place of business at
___________________________ (hereinafter called the "Bank").

         That his duties involve supervision of activities of the Bank as custodian and records relating thereto.

         That the Bank is custodian for certain securities of AMERICAN FIDELITY VARIABLE ANNUITY FUND A, having a place of business at Oklahoma City, Oklahoma (hereinafter called the "Insurance Company"), pursuant to an agreement between the Bank and the Insurance Company.

         That the schedule attached hereto is a true and complete statement of securities (other than those caused to be deposited with The Depository Trust Company or like entity or a Federal Reserve Bank under the Federal Reserve book- entry procedure) which were in the custody of the Bank for the account of the Insurance Company as of the close of business on ________________________; that, unless otherwise indicated on the schedule, the next maturing and all subsequent coupons were then either attached to coupon bonds or in the process of collection; and that, unless otherwise shown on the schedule, all such securities were in bearer form or in registered form in the name of the Insurance Company or its nominee or of the Bank or its nominee, or were in the process of being registered in such form.


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         That the Bank as custodian has the responsibility for the safekeeping of such securities as that responsibility is specifically set forth in the agreement between the Bank as custodian and the Insurance Company; and

         That, to the best of his knowledge and belief, unless otherwise shown on the schedule, said securities were the property of said Insurance Company and were free of all liens, claims or encumbrances whatsoever.

                                         BANK OF OKLAHOMA, N.A.


                                         By:
                                            --------------------------------



      Subscribed and sworn to before me this ____ day of ______________, 19___.



                                         -----------------------------------
                                                     Notary Public


My Commission Expires:


-----------------------
       (SEAL)

                                  EXHIBIT "E"


                                     FORM B

                              CUSTODIAN AFFIDAVIT

                            -----------------------


STATE OF OKLAHOMA         )
                          )    SS.
COUNTY OF OKLAHOMA        )


         ________________________________, being duly sworn deposes and says that he is _________________________________ of  BANK OF OKLAHOMA, N.A., a
banking corporation organized under and pursuant to the laws of the _________________________ with the principal place of business at
___________________________ (hereinafter called the "Bank").

         That his duties involve supervision of activities of the Bank as custodian and records relating thereto.

         That the Bank is custodian for certain securities of AMERICAN FIDELITY VARIABLE ANNUITY FUND A, having a place of business at (hereinafter called the "Insurance Company"), pursuant to an agreement between the Bank and the Insurance Company.

         That the Bank has caused certain of such securities to be deposited with _________________________________ and that the schedule attached hereto is a true and complete statement of the securities of the Insurance Company of which the Bank was custodian as of the close of business on ________________________, 19____, and which were so deposited on such date.

         That the Bank as custodian has the responsibility for the safekeeping of such securities both in the possession of the Bank or deposited with ______________________________ as is specifically set forth in the agreement between the Bank as custodian and the Insurance Company; and


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
         That, to the best of his knowledge and belief, unless otherwise shown on the schedule, said securities were the property of said Insurance Company and were free of all liens, claims or encumbrances whatsoever.

                                         BANK OF OKLAHOMA, N.A.


                                         By:
                                            --------------------------------



      Subscribed and sworn to before me this ____ day of ______________, 19___.



                                         -----------------------------------
                                                     Notary Public


My Commission Expires:


-----------------------
       (SEAL)

                                  EXHIBIT "F"


                                     FORM C

                              CUSTODIAN AFFIDAVIT

                            -----------------------


STATE OF OKLAHOMA         )
                          )    SS.
COUNTY OF OKLAHOMA        )


         ________________________________, being duly sworn deposes and says that he is _________________________________ of BANK OF OKLAHOMA, N.A. , a
banking corporation organized under and pursuant to the laws of the _________________________ with the principal place of business at
___________________________ (hereinafter called the "Bank").

         That his duties involve supervision of activities of the Bank as custodian and records relating thereto.

         That the Bank is custodian for certain securities of AMERICAN FIDELITY VARIABLE ANNUITY FUND A, having a place of business at _______________________________ (hereinafter called the "Insurance Company"), pursuant to an agreement between the Bank and the Insurance Company.

         That it has caused certain securities to be credited to its book-entry account with the Federal Reserve Bank of ___________________________ under the Federal Reserve book-entry procedure; and that the schedule attached hereto is a true and complete statement of the securities of the Insurance Company of which the Bank was custodian as of the close of business on _______________________, 19___, which were in a "General" book-entry account maintained in the name of the Bank on the books and records of the Federal Reserve Bank of ________________________ at such date;

         That the Bank has the responsibility for the safekeeping of such securities both in the possession of the Bank or said "General" book-entry account as is specifically set forth in the agreement between the Bank and the Insurance Company; and


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
         That, to the best of his knowledge and belief, unless otherwise shown on the schedule, said securities were the property of said Insurance Company and were free of all liens, claims or encumbrances whatsoever.


                                         BANK OF OKLAHOMA, N.A.


                                         By:
                                            --------------------------------



      Subscribed and sworn to before me this ____ day of ______________, 19___.



                                         -----------------------------------
                                                     Notary Public


My Commission Expires:


-----------------------
       (SEAL)



                                     18